Exhibit 99.1

Financial Contact: Patton Hofer Knowles Investor Relations Email: investorrelations@knowles.com

Knowles Reports Q4 & Full Year 2022 Financial Results and Provides Outlook for Q1 2023

Q4 Gross Margin at High-End of Guided Range; Q4 Non-GAAP Gross Margin Above High-End of Guided Range
Weak Consumer End-Market Demand Continues in Q1
$400 million Senior Secured Revolving Credit Facility Extended to 2028

ITASCA, Ill., Feb. 9, 2023 — Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and radio frequency (“RF”) products, today announced results for the fourth quarter and year ended December 31, 2022.

“Although weak end market demand in consumer electronic markets and excess channel inventory continued to dampen revenues for our Consumer MEMS Microphone solutions in the quarter, for the total company we were able to achieve non GAAP gross margins, adjusted EBIT margins and free cash flow at or above the high end of our guided range.” commented Jeffrey Niew, president and CEO of Knowles. “These results were driven by Precision Devices and MedTech & Specialty Audio as both segments continue to deliver strong results, emphasizing the benefits of our diversified portfolio and focus on high value products and markets.

For the full year, both of these segments delivered record earnings, with Adjusted EBIT increasing 29% for Precision Devices and 10% for MedTech & Specialty Audio versus prior year levels.”

Niew continued, “Our guidance anticipates continued weak consumer end market demand and customer inventory adjustments through the end of Q1. Despite these near-term headwinds, we expect strong sequential improvements for Q2 in revenue and earnings for the company and I remain confident in achieving our mid-term financial targets.

Finally, we have secured an extension of our $400 million revolving credit facility until 2028. This is validation of the strength of our balance sheet and expectations to generate strong free cash flow. It also provides us substantial liquidity to supplement internal growth with acquisitions.”

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations (in millions, except per share data):

	Q4-22	Q3-22	Q4-21
Revenues	$197.1	$178.2	$234.3
Gross profit	$75.3	$40.0	$100.9
(as a % of revenues)	38.2%	22.4%	43.1%
Non-GAAP gross profit	$79.6	$68.6	$101.4
(as a % of revenues)	40.4%	38.5%	43.3%
Diluted (loss) earnings per share*	$(2.28)	$0.03	$0.98
Non-GAAP diluted earnings per share	$0.33	$0.25	$0.48
* Current period results include $231.1 million in goodwill impairment charges for the Consumer MEMS Microphones reporting segment, $7.0 million in stock-based compensation, $3.9 million in restructuring charges, $3.0 million in intangibles amortization expense, and $0.5 million in lease income that are excluded from non-GAAP results.

First Quarter 2023 Outlook
The forward looking guidance for the quarter ending March 31, 2023 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$140 to $155 million	—	$140 to $155 million
Gross Profit Margin	31.7% to 34.7%	0.3%	32.0% to 35.0%
EPS	($0.08) to ($0.02)	$0.09	$0.01 to $0.07

Q1 2023 GAAP results are expected to include approximately $0.07 per share in stock-based compensation and $0.02 per share in amortization of intangibles.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, free cash flow, net debt, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (888) 330-3292 (United States) or (646) 960-0857 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 18, 2022 at (800) 770-2030 (United States) or (647) 362-9199 (International). The conference ID is 915322.

About Knowles
Knowles is market leader and global provider of advanced micro-acoustic microphones and balanced armature speakers, audio solutions, and high performance capacitors and radio frequency ("RF") filtering products, serving the medtech, defense, consumer electronics, electric vehicle, industrial, and communications markets. Knowles' focus on the customer, combined with unique technology, proprietary manufacturing techniques, and global operational expertise, enables us to deliver innovative solutions across multiple applications. Knowles, founded in 1946 and headquartered in Itasca, Illinois, has approximately 7,000 employees at facilities located in 13 countries around the world. For more information, visit knowles.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations, including statements related to the expected impact of our restructuring program and estimates of timing and amounts of restructuring charges. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the timing and execution of the restructuring program, and risks related to the COVID-19 pandemic and governmental responses to it, including but not limited to, the impact on our supply chain, and customer demand. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, particularly our top five customers, who represent a significant portion of revenues for our Consumer MEMS Microphones segment; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2022

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2022	September 30, 2022	December 31, 2021
Revenues	$197.1	$178.2	$234.3
Cost of goods sold	117.7	110.1	133.4
Restructuring charges - cost of goods sold	4.1	28.1	—
Gross profit	75.3	40.0	100.9
Research and development expenses	18.0	19.3	22.6
Selling and administrative expenses	33.3	32.6	37.5
Impairment charges	231.1	—	—
Restructuring charges	(0.2)	2.7	0.2
Operating expenses	282.2	54.6	60.3
Operating (loss) earnings	(206.9)	(14.6)	40.6
Interest expense, net	1.2	1.1	1.9
Other expense (income), net	0.4	(2.1)	0.4
(Loss) earnings before income taxes and discontinued operations	(208.5)	(13.6)	38.3
Benefit from income taxes	(0.5)	(16.3)	(54.3)
(Loss) earnings from continuing operations	(208.0)	2.7	92.6
Earnings from discontinued operations, net	—	—	—
Net (loss) earnings	$(208.0)	$2.7	$92.6

(Loss) earnings per share from continuing operations:
Basic	$(2.28)	$0.03	$1.00
Diluted	$(2.28)	$0.03	$0.98

Earnings per share from discontinued operations:
Basic	$—	$—	$—
Diluted	$—	$—	$—

Net (loss) earnings per share:
Basic	$(2.28)	$0.03	$1.00
Diluted	$(2.28)	$0.03	$0.98

Weighted-average common shares outstanding:
Basic	91.0	91.4	92.4
Diluted	91.0	92.0	94.3

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Year Ended
	December 31, 2022	December 31, 2021
Revenues	$764.7	$868.1
Cost of goods sold	456.2	508.6
Restructuring charges - cost of goods sold	32.2	—
Gross profit	276.3	359.5
Research and development expenses	81.7	92.8
Selling and administrative expenses	128.9	146.4
Impairment charges	470.9	4.0
Restructuring charges	9.6	0.5
Operating expenses	691.1	243.7
Operating (loss) earnings	(414.8)	115.8
Interest expense, net	3.9	14.2
Other income, net	(0.5)	(3.0)
(Loss) earnings before income taxes and discontinued operations	(418.2)	104.6
Provision for (benefit from) income taxes	11.9	(45.6)
(Loss) earnings from continuing operations	(430.1)	150.2
Earnings from discontinued operations, net	—	0.2
Net (loss) earnings	$(430.1)	$150.4

(Loss) earnings per share from continuing operations:
Basic	$(4.69)	$1.63
Diluted	$(4.69)	$1.59

Earnings per share from discontinued operations:
Basic	$—	$—
Diluted	$—	$—

Net (loss) earnings per share:
Basic	$(4.69)	$1.63
Diluted	$(4.69)	$1.59

Weighted-average common shares outstanding:
Basic	91.7	92.3
Diluted	91.7	94.7

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Gross profit	$75.3	$40.0	$100.9	$276.3	$359.5
Gross profit as % of revenues	38.2%	22.4%	43.1%	36.1%	41.4%
Stock-based compensation expense	0.2	0.5	0.5	1.6	1.6
Restructuring charges	4.1	28.1	—	32.2	—
Other (2)	—	—	—	—	1.0
Non-GAAP gross profit	$79.6	$68.6	$101.4	$310.1	$362.1
Non-GAAP gross profit as % of revenues	40.4%	38.5%	43.3%	40.6%	41.7%
Research and development expenses	$18.0	$19.3	$22.6	$81.7	$92.8
Stock-based compensation expense	(1.4)	(1.2)	(1.2)	(5.6)	(5.5)
Intangibles amortization expense	(1.6)	(1.6)	(1.6)	(6.4)	(6.0)
Other (2)	(0.2)	—	(0.2)	(0.4)	(0.3)
Non-GAAP research and development expenses	$14.8	$16.5	$19.6	$69.3	$81.0
Selling and administrative expenses	$33.3	$32.6	$37.5	$128.9	$146.4
Stock-based compensation expense	(5.4)	(5.1)	(4.8)	(21.4)	(25.0)
Intangibles amortization expense	(1.4)	(1.5)	(2.8)	(5.8)	(9.9)
Other (2)	0.7	—	(0.1)	0.6	(1.7)
Non-GAAP selling and administrative expenses	$27.2	$26.0	$29.8	$102.3	$109.8
Operating expenses	$282.2	$54.6	$60.3	$691.1	$243.7
Stock-based compensation expense	(6.8)	(6.3)	(6.0)	(27.0)	(30.5)
Intangibles amortization expense	(3.0)	(3.1)	(4.4)	(12.2)	(15.9)
Impairment charges	(231.1)	—	—	(470.9)	(4.0)
Restructuring charges	0.2	(2.7)	(0.2)	(9.6)	(0.5)
Other (2)	0.5	—	(0.3)	0.2	(2.0)
Non-GAAP operating expenses	$42.0	$42.5	$49.4	$171.6	$190.8
(Loss) earnings from continuing operations	$(208.0)	$2.7	$92.6	$(430.1)	$150.2
Interest expense, net	1.2	1.1	1.9	3.9	14.2
(Benefit from) provision for income taxes	(0.5)	(16.3)	(54.3)	11.9	(45.6)
(Loss) earnings from continuing operations before interest and income taxes	(207.3)	(12.5)	40.2	(414.3)	118.8
(Loss) earnings from continuing operations before interest and income taxes as % of revenues	(105.2)%	(7.0)%	17.2%	(54.2)%	13.7%
Stock-based compensation expense	7.0	6.8	6.5	28.6	32.1
Intangibles amortization expense	3.0	3.1	4.4	12.2	15.9
Impairment charges	231.1	—	—	470.9	4.0
Restructuring charges	3.9	30.8	0.2	41.8	0.5
Other (2)	(0.5)	—	0.3	3.2	3.0
Adjusted earnings from continuing operations before interest and income taxes	$37.2	$28.2	$51.6	$142.4	$174.3
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	18.9%	15.8%	22.0%	18.6%	20.1%
(Loss) earnings from continuing operations	(208.0)	2.7	92.6	(430.1)	150.2
Interest expense, net	1.2	1.1	1.9	3.9	14.2
(Benefit from) provision for income taxes	(0.5)	(16.3)	(54.3)	11.9	(45.6)
(Loss) earnings from continuing operations before interest and income taxes	(207.3)	(12.5)	40.2	(414.3)	118.8
Non-GAAP reconciling adjustments (5)	244.5	40.7	11.4	556.7	55.5
Depreciation expense	9.2	9.8	11.5	41.7	46.6
Adjusted earnings before interest, income taxes, depreciation, and amortization ("EBITDA")	46.4	38.0	63.1	184.1	220.9
Adjusted EBITDA as a % of revenues	23.5%	21.3%	26.9%	24.1%	25.4%

	Quarter Ended			Year Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Interest expense, net	$1.2	$1.1	$1.9	$3.9	$14.2
Interest expense, net non-GAAP reconciling adjustments (3)	—	—	0.6	—	6.6
Non-GAAP interest expense	$1.2	$1.1	$1.3	$3.9	$7.6

(Benefit from) provision for income taxes	$(0.5)	$(16.3)	$(54.3)	$11.9	$(45.6)
Income tax effects of non-GAAP reconciling adjustments (4)	5.8	20.1	58.6	7.3	65.4
Non-GAAP provision for income taxes	$5.3	$3.8	$4.3	$19.2	$19.8

(Loss) earnings from continuing operations	$(208.0)	$2.7	$92.6	$(430.1)	$150.2
Non-GAAP reconciling adjustments (5)	244.5	40.7	11.4	556.7	55.5
Interest expense, net non-GAAP reconciling adjustments (3)	—	—	0.6	—	6.6
Income tax effects of non-GAAP reconciling adjustments (4)	5.8	20.1	58.6	7.3	65.4
Non-GAAP net earnings	$30.7	$23.3	$46.0	$119.3	$146.9

Diluted (loss) earnings per share from continuing operations	$(2.28)	$0.03	$0.98	$(4.69)	$1.59
Earnings (loss) per share non-GAAP reconciling adjustment	2.61	0.22	(0.50)	5.95	(0.06)
Non-GAAP diluted earnings per share	$0.33	$0.25	$0.48	$1.26	$1.53

Diluted average shares outstanding	91.0	92.0	94.3	91.7	94.7
Non-GAAP adjustment (6)	2.5	2.2	1.5	2.9	1.1
Non-GAAP diluted average shares outstanding (6)	93.5	94.2	95.8	94.6	95.8
Notes:
(1)    In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2)    In 2022, Other expenses represent an adjustment to pre-spin-off pension obligations of $3.4 million, which was recorded during the second quarter of 2022 in the Other income, net line on the Consolidated Statements of Earnings, and the ongoing net lease cost related to facilities not used in operations. In 2021, Other expenses represent the ongoing net lease cost related to facilities not used in operations and expenses related to the acquisition of Integrated Microwave Corporation by the Precision Devices segment.
(3)    Under GAAP in effect for the Company through 2021, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion were required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflected the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we were required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due November 1, 2021 that were issued in a private placement in May 2016. The imputed interest rate for the convertible notes was 8.12%, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense was excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense was not indicative of its core, ongoing operating performance.
(4)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. In 2021, these adjustments include a valuation allowance release of $59.1 million for our U.S. subsidiaries.
(5)    The non-GAAP reconciling adjustments are those adjustments made to reconcile (Loss) earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(6)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions that expired upon maturity of the convertible notes to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	December 31, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$48.2	$68.9
Receivables, net of allowances of $1.1 and $0.2	134.7	146.6
Inventories, net	169.5	153.1
Prepaid and other current assets	10.0	11.7
Total current assets	362.4	380.3
Property, plant, and equipment, net	161.8	200.8
Goodwill	471.0	941.3
Intangible assets, net	85.1	97.3
Operating lease right-of-use assets	12.6	17.4
Other assets and deferred charges	91.0	94.5
Total assets	$1,183.9	$1,731.6

Current liabilities:
Accounts payable	$41.4	$90.9
Accrued compensation and employee benefits	26.9	42.8
Operating lease liabilities	8.4	11.4
Other accrued expenses	19.9	19.4
Federal and other taxes on income	2.5	1.7
Total current liabilities	99.1	166.2
Long-term debt	45.0	70.0
Deferred income taxes	0.9	0.6
Long-term operating lease liabilities	7.2	14.7
Other liabilities	38.8	20.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 96,431,604 and 91,078,376 shares issued and outstanding at December 31, 2022, respectively, and 95,112,778 and 91,894,980 shares issued and outstanding at December 31, 2021, respectively	1.0	1.0
Treasury stock - at cost; 5,353,228 and 3,217,798 shares at December 31, 2022 and 2021, respectively	(103.3)	(62.4)
Additional paid-in capital	1,665.5	1,639.4
Accumulated deficit	(448.2)	(18.1)
Accumulated other comprehensive loss	(122.1)	(100.4)
Total stockholders' equity	992.9	1,459.5
Total liabilities and stockholders' equity	$1,183.9	$1,731.6

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2022	2021
Operating Activities
Net (loss) earnings	$(430.1)	$150.4
Adjustments to reconcile net (loss) earnings to cash from operating activities:
Depreciation and amortization	53.9	62.5
Stock-based compensation	28.6	32.1
Impairment charges	470.9	4.0
Non-cash restructuring charges	13.5	—
Non-cash interest expense and amortization of debt issuance costs	0.7	8.0
Deferred income taxes	1.6	(61.2)
Loss on disposal of fixed assets	0.5	—
Other, net	(5.9)	—
Changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	11.1	(12.3)
Inventories, net	(22.8)	(20.7)
Prepaid and other current assets	2.0	(2.9)
Accounts payable	(41.2)	17.2
Accrued compensation and employee benefits	(15.0)	11.9
Other accrued expenses	(0.3)	1.8
Accrued taxes	1.3	(1.1)
Other non-current assets and non-current liabilities	17.5	(7.6)
Net cash provided by operating activities	86.3	182.1

Investing Activities
Acquisitions of business (net of cash acquired)	(0.7)	(78.5)
Capital expenditures	(32.1)	(48.6)
Proceeds from the sale of property, plant, and equipment	0.1	0.6
Purchase of investments	(0.4)	(3.5)
Proceeds from the sale of investments	0.4	0.4
Net cash used in investing activities	(32.7)	(129.6)

Financing Activities
Principal payments on convertible senior notes	—	(172.5)
Payments under revolving credit facility	(48.0)	—
Borrowings under revolving credit facility	23.0	70.0
Proceeds from exercise of stock-based awards	7.5	25.6
Repurchase of common stock	(44.0)	(44.5)
Tax on stock option exercises and restricted and performance stock unit vesting	(6.9)	(7.7)
Payments of finance lease obligations	(4.8)	(2.3)
Net cash used in financing activities	(73.2)	(131.4)

Effect of exchange rate changes on cash and cash equivalents	(1.1)	—

Net decrease in cash and cash equivalents	(20.7)	(78.9)
Cash and cash equivalents at beginning of period	68.9	147.8
Cash and cash equivalents at end of period	$48.2	$68.9

KNOWLES CORPORATION
RECONCILIATION OF GAAP LIQUIDITY MEASURES TO NON-GAAP LIQUIDITY MEASURES
(in millions)
(unaudited)

Cash provided by operating activities to Free cash flow (1)
Year Ended December 31, 2022
Cash provided by operating activities	$86.3
Less: Capital expenditures	(32.1)
Free cash flow	$54.2
Free cash flow as % of revenues	7.1%

Debt to Net debt (cash) (2)
December 31, 2022
Current maturities of long-term debt	$—
Long-term debt	45.0
Total debt	45.0
Less: Cash and cash equivalents	(48.2)
Net debt (cash)	$(3.2)

(1) In addition to measuring cash flow generation and usage based upon the operating, investing, and financing classifications included in the Consolidated Statements of Cash Flows, Knowles also measures free cash flow and free cash flow as a percentage of revenues. Free cash flow is defined as cash provided by operating activities less capital expenditures. Knowles believes these measures are useful in measuring its cash generated from operations that is available to repay debt, fund acquisitions, and repurchase Knowles’ common stock. Free cash flow and free cash flow as a percentage of revenues are not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, free cash flow and free cash flow as a percentage of revenues should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.
(2) In addition to evaluating its financial position based upon the financial measures included in the Consolidated Balance Sheets, Knowles also uses net debt. Net debt (cash) is defined as total debt, which includes current maturities of long-term debt and long-term debt, less cash and cash equivalents. Knowles believes this measure is useful in evaluating its financial position. Net debt (cash) is not presented in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry. As such, net debt (cash) should not be considered in isolation from, or as an alternative to, any other liquidity measures determined in accordance with GAAP.